UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 27, 2006
ORBITAL SCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14279	06-1209561

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
21839 Atlantic Boulevard, Dulles, Virginia 20166

(Address of principal executive offices)
Registrant’s telephone number, including area code: (703) 406-5000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.
Amendment to 1997 Stock Option and Incentive Plan
     On April 27, 2006, the Board of Directors (the “Board”) of Orbital Sciences Corporation (the “Company”) approved an amendment (the “Amendment”), effective as of April 27, 2006, to the Company’s 1997 Stock Option and Incentive Plan to delete the provision authorizing an annual automatic grant of 5,000 nonstatutory stock options to each member of the Board who is not an officer or employee of the Company (“Non-Employee Director”). A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Amendment to Non-Employee Director Compensation Program
     On April 27, 2006, upon the recommendation of the Corporate Governance and Nominating Committee, the Board approved the following modifications to the Non-Employee Director Compensation Program:
(1)	Effective January 1, 2007, each Non-Employee Director will receive an annual automatic grant of $30,000 worth of restricted common stock under the Company’s 1997 Stock Option and Incentive Plan. The number of shares of restricted common stock granted will be equal to $30,000 divided by the closing sales price of the Company’s common stock on the date of grant. The grant will vest in its entirety on the anniversary of the grant date.

(2)	Effective January 1, 2006, each Non-Employee Director will receive $500 for each Board meeting held telephonically. The meeting fees are payable in cash or shares of restricted common stock at the Non-Employee Director’s election.
     A summary of the Non-Employee Director Compensation Program, as amended, is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(c) Exhibits
10.1	Amendment to 1997 Stock Option and Incentive Plan.
10.2	Non-Employee Director Compensation Program.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION
(Registrant)

Date: May 3, 2006	By:	/s/ David W. Thompson

David W. Thompson
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to 1997 Stock Option and Incentive Plan.
10.2	Non-Employee Director Compensation Program.